                                                                    Exhibit 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-96024) pertaining to the 1994 Stock Option Plan, the 1994 Formula Stock Option Plan, and the 1995 Stock Option Plan of Video Update, Inc. of our report dated August 13, 1998, with respect to the consolidated financial statements of Video Update, Inc. included in the Annual Report (Form 10-K) for the year ended April 30, 1999.

                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
August 13, 1999